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                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          IRI INTERNATIONAL CORPORATION

                                  WITH AND INTO

                       ENERGY SERVICES INTERNATIONAL LTD.


                  Pursuant to Section 253 of the General Corporation Law of the State of Delaware, ENERGY SERVICES INTERNATIONAL LTD. (the "Corporation"), a Delaware corporation,

                  DOES HEREBY CERTIFY THAT:

                  FIRST: That the Corporation is the owner of 100% of the issued and outstanding capital stock of IRI INTERNATIONAL CORPORATION, a Delaware corporation.

                  SECOND: That the Board of Directors of the Corporation, by the following resolutions duly adopted by written consent on September , 1997, approved the merger of IRI with and into the Corporation, with the Corporation being the surviving corporation (the "Surviving Corporation"):

                  WHEREAS, the Corporation owns all of the outstanding capital stock of IRI International Corporation ("IRI"), a Delaware corporation, which consists of 163,600 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 80,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock", and together with the Common Stock, the "Capital Stock"), and

                  WHEREAS, the undersigned believes it is in the best interests of the Corporation to merge IRI with and into the Corporation (the "Merger") with the Corporation being the surviving corporation (the"Surviving Corporation").

                  NOW, THEREFORE, BE IT RESOLVED, that the Merger is hereby approved on the terms provided herein and shall be effective upon the date of filing (the "Effective Date") of a Certificate of Ownership and Merger with the Secretary of State of the State of Delaware, in a form approved and executed by the President of the Corporation;

                  RESOLVED, that on the Effective Date, each share of Common Stock, par value $.01 per share, of the Corporation issued and outstanding immediately prior to the Effective Date shall, without any action on the part of the holder thereof, represent
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                  one share of Common Stock, par value $.01 per share, of the
                  Surviving Corporation;

                  RESOLVED, that on the Effective Date, each share of Capital Stock, whether issued and outstanding immediately prior to the Effective Date or then held in the treasury of IRI, and all rights in respect thereof, shall be, by virtue of the Merger and without any action on the part of the holder thereof, automatically canceled;

                  RESOLVED, that on the Effective Date, the name of the Surviving Corporation shall be changed to IRI INTERNATIONAL CORPORATION; and

                  RESOLVED, that the officers of the Corporation are, and each of them hereby is, authorized, for and on behalf of the Corporation, to execute and deliver all documents and to do or cause to be done any and all acts and things necessary and advisable to consummate the Merger, the execution and delivery of such documents and the performance of such acts to be conclusive evidence of the authority thereof.

                  IN WITNESS WHEREOF, the undersigned has caused this Certificate of Ownership and Merger to be duly executed as of this 30th day of September, 1997.




                                   ENERGY SERVICES INTERNATIONAL LTD.



                                   By: /s/ Hushang Ansary
                                       -------------------------------
                                           Hushang Ansary
                                           President




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